Surrozen Reports Third Quarter 2021 Financial Results

Product Candidates SZN-1326 and SZN-043 Advance Toward Initiation of Clinical Studies in 2022

Expanding and Advancing Discovery Stage Pipeline in Multiple Disease Settings

SOUTH SAN FRANCISCO, Calif., November 15, 2021 – Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a company pioneering targeted therapeutics that selectively activate the Wnt pathway for tissue repair and regeneration, today reported financial results for the third quarter ended September 30, 2021 and provided a corporate update.

“This year has been transformational for Surrozen as we began trading on the public market, advanced our targeted antibody platforms and deepened our understanding of our two lead therapeutic candidates, SZN-1326 and SZN-043, for the potential treatment of ulcerative colitis and alcoholic hepatitis,” said Craig Parker, President and Chief Executive Officer of Surrozen.

Mr. Parker added, “Over the past nine months, we have achieved important operational objectives that keep us on track to advance SZN-1326 and SZN-043 into Phase 1 clinical trials in 2022 and continue to progress our research pipeline in multiple serious diseases with high unmet medical need.”

Third Quarter 2021 & Recent Highlights

Corporate

•
Completed the Company’s business combination with Consonance-HFW Acquisition Corp. (the “Business Combination”), including a concurrent PIPE financing and debuted as a publicly traded company on Nasdaq under the ticker SRZN.

Research and Development

SZN-1326

•
Plan to initiate Phase 1a clinical trial in healthy volunteers in 2022
•
Pre-clinical data presented at the United European Gastrointestinal Week (UEGW) and the 16th Congress of the European Crohn’s and Colitis Organisation (ECCO) showedSZN-1326
o
Repaired damaged colon epithelium
o
Restored colon tissue structure, epithelial tight junctions and improves mucosal healing
o
Reduced inflammation and improves disease activity index
o
Had higher activity compared to multiple anti-inflammatory agents including biologics

SZN-043

•
Plan to initiate Phase 1a clinical trial in healthy volunteers and hepatic impairment patients in 2022
•
Pre-clinical data presented at the International Liver Congress™ 2021 (ILC) and the Annual Meeting of the European Association for the Study of the Liver (EASL) showed SZN-043
o
Activated Wnt signaling
o
Induced mature hepatocyte proliferation
o
Reduced markers of liver injury and inflammation

Discovery Pipeline

•
Demonstrated initial efficacy in relevant animal models for five new potential programs in five different disease areas including retina, lacrimal gland, cornea, lung and kidney.

Financial Results for the Third Quarter Ended September 30, 2021

Cash Position: Cash, cash equivalents and marketable securities were $135.4 million as of September 30, 2021, compared to $18.9 million as of June 30, 2021.

Research and Development Expenses: Research and development expenses for the three and nine months ended September 30, 2021 were $10.4 million and $29.3 million, respectively, as compared to $7.0 million and $17.0 million, respectively, for the same periods of 2020. The increases were primarily due the increased external costs related to SZN-1326 and SZN-043 and the increase in employee-related costs, including stock-based compensation expenses, as a result of a higher headcount in support of progressing our research and development programs towards the clinic. Research and development expenses include non-cash stock-based compensation expenses of $0.2 million and $0.5 million for the three and nine months ended September 30, 2021, respectively, as compared to $0.1 million and $0.3 million, respectively, for the same periods in 2020.

General and Administrative Expenses: General and administrative expenses for the three and nine months ended September 30, 2021 were $3.3 million and $10.1 million, respectively, as compared to $1.7 million and $4.9 million, respectively, for the same periods of 2020. The increases were primarily related to professional fees, consulting fees, insurance costs and employee-related expenses, including stock-based compensation expenses, supporting the growth in our operations and costs associated with being a public company. General and administrative expenses include non-cash stock-based compensation expenses of $0.4 million and $1.1 million for the three and nine months ended September 30, 2021, respectively, as compared to $0.04 million and $0.1 million, respectively, for the same periods in 2020.

Other Expense, net: Other expense, net for the three and nine months ended September 30, 2021 was $0.3 million for both periods, as compared to zero for the same periods of 2020. The increase was related to the transaction costs of $0.4 million incurred in connection with the business combination with Consonance-HFW Acquisition Corp. that were allocated to the warrant liabilities assumed, offset by the gain on the change in fair value of warrant liabilities of $0.1 million.

Net Loss: Net loss for the three and nine months ended September 30, 2021 was $14.0 million and $39.7 million, respectively, as compared to $8.6 million and $21.9 million, respectively, for the same periods of 2020.

About Surrozen Preclinical Candidates

SZN-1326 is the first development candidate designed using Surrozen’s SWAPTM technology. SZN-1326 targets the Wnt-signaling pathway in the intestinal epithelium. In preclinical animal models of acute and chronic colitis, SZN-1326 has been shown to activate Wnt signaling in the intestine, stimulate intestinal epithelial regeneration, and reduce disease activity. Surrozen is developing SZN-1326 for moderate to severe inflammatory bowel disease and will initiate Phase 1 clinical trials in 2022.

SZN-043 is the first development candidate designed using Surrozen’s SWEETS TM technology. In preclinical animal models of liver injury and fibrosis, SZN-043 has been shown to selectively activate Wnt signaling in the liver, stimulate hepatocyte proliferation and reduce fibrosis. Surrozen is developing SZN-043 for severe liver diseases including severe alcoholic hepatitis and will initiate Phase 1 clinical trials in 2022.

About Wnt Signaling

Wnt signaling plays key roles in the control of development, homeostasis, and regeneration of many essential organs and tissues, including liver, intestine, lung, kidney, retina, central nervous system, cochlea, bone and others. Modulation of Wnt signaling pathways has potential for treatment of degenerative diseases and tissue injuries. Surrozen’s platform and proprietary technologies have the potential to overcome the limitations in pursuing the Wnt pathway as a therapeutic strategy.

About Surrozen

Surrozen is a biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway. Surrozen is developing tissue-specific antibodies designed to engage the body’s existing biological repair mechanisms with potential application across multiple disease areas, including inflammatory bowel disease, hepatitis, eye diseases, hearing loss, lung and airway diseases, and certain neurological disorders. For more information, please visit surrozen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “continue,” “plan,” “potential,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates SZN-1326 and SXN-043, including anticipated clinical development timelines, and the potential for such product candidates to be used to treat human disease. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical or and clinical trials with respect to SZN-1326, SZN-043, and potential future drug candidates; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to advance SZN-1326, SZN-043, or other future product candidates into, and successfully complete, preclinical studies and clinical studies; the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases and natural disasters on Surrozen’s business; Surrozen’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and our ability to manage growth and expand business operations effectively following the consummation of the Business

Combination; and those factors discussed in our Quarterly Report on Form 10-Q under the heading “Risk Factors” and other documents Surrozen has filed, or will file, with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contact:

Ian Stone, Managing Director

CanaleComm

Tel.: (619) 518-3518

Email: ian.stone@canalecomm.com

Investor Contact:

Email: Investorinfo@surrozen.com

Surrozen, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$10,418	$6,958	$29,284	$17,034
General and administrative	3,287	1,683	10,112	4,937
Total operating expenses	13,705	8,641	39,396	21,971
Loss from operations	(13,705)	(8,641)	(39,396)	(21,971)
Interest income	14	6	30	82
Other expense, net	(328)	—	(328)	—
Net loss	(14,019)	(8,635)	(39,694)	(21,889)

Net loss per share attributable to common stockholders, basic and diluted	$(0.51)	$(0.47)	$(1.86)	$(1.43)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	27,401,956	18,507,423	21,291,480	15,261,552

Surrozen, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$61,096	$34,982
Prepaid expenses and other current assets	3,835	1,042
Short-term investments	49,071	14,200
Total current assets	114,002	50,224

Property and equipment, net	5,194	5,836
Operating lease right-of-use assets	4,855	5,556
Long-term investments	25,255	—
Other assets	925	39
Restricted cash	405	405
Total assets	$150,636	$62,060

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,831	$1,776
Accrued liabilities	8,495	3,394
Lease liabilities, current portion	2,215	2,108
Total current liabilities	12,541	7,278

Lease liabilities, noncurrent portion	6,056	7,489
Warrant liabilities	8,308	—
Total liabilities	26,905	14,767

Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 35,027,407 and 18,256,628 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4	2
Additional paid-in-capital	251,438	135,292
Accumulated other comprehensive loss	(16)	—
Accumulated deficit	(127,695)	(88,001)
Total stockholders’ equity	123,731	47,293
Total liabilities and stockholders’ equity	$150,636	$62,060